Exhibit K-16
                     Market Share for Utilities in Illinois
                 (Companies Listed in Order of Customers Served)
--------------------------------------------------------------------------------

                              [Vertical Bar Chart]

X-axis (bottom of chart):

         Unicom Corp.
         Nicor, Inc.
         Ameren Corp.
         Peoples Energy Corp.
         Illinova Corp.
         Cilcorp, Inc.
         Illinois Gas
         Mount Carmel Public Utility Co.
         Electric Energy, Inc.


Y-axis (left side of chart): Market Share Percentages (listed in increments of 10 percent between and including 0 and 60 percent)

[Bar Chart lists market shares for utilities in Illinois in terms of assets, revenues and number of customers. The companies are listed in the order of customers served as provided below. Assets, revenues and customers are represented by green, violet and red bars, respectively.]


                            Market Share for Utilities in Illinois
                                  Companies sorted by Revenue

              Holding Company                   Revenue      Rank     Share of    Cumulative Share
                                            (millions of $)            Total
------------------------------------------------------------------------------------------------
Unicom Corp.                                          7,176   1             45.2%         45.2%
Ameren Corp.                                          3,139   2             19.8%         65.0%
Illinova Corp.                                        1,774   3             11.2%         76.2%
Nicor, Inc.                                           1,731   4             10.9%         87.1%
Peoples Energy Corp.                                  1,238   5              7.8%         94.9%

Cilcorp, Inc.                                           557   6              3.5%         98.4%

Electric Energy, Inc.                                   232   7              1.5%         99.9%
Mount Carmel Public Utility Co.                          12   8              0.1%         99.9%
Illinois Gas Co.                                          9   9              0.1%        100.0%

Total                                                15,867


                            Market Share for Utilities in Illinois
                                  Companies sorted by Assets

              Holding Company                   Assets       Rank     Share of    Cumulative Share
                                            (millions of $)            Total
------------------------------------------------------------------------------------------------
Unicom Corp.                                         26,322   1             51.3%         51.3%
Ameren Corp.                                         10,893   2             21.2%         72.5%
Illinova Corp.                                        7,099   3             13.8%         86.4%
Nicor, Inc.                                           2,956   4              5.8%         92.1%
Peoples Energy Corp.                                  2,083   5              4.1%         96.2%

Cilcorp, Inc.                                         1,570   6              3.1%         99.3%

Electric Energy, Inc.                                   348   7              0.7%         99.9%
Mount Carmel Public Utility Co.                          22   8              0.0%        100.0%
Illinois Gas Co.                                         12   9              0.0%        100.0%

Total                                                51,305


                            Market Share for Utilities in Illinois
                           Companies sorted by Number of Customers

              Holding Company                 Customers    Rank     Share of    Cumulative Share
                                             (thousands)             Total
-----------------------------------------------------------------------------------------------
Unicom Corp.                                        3,420   1             36.4%          36.4%
Nicor, Inc.                                         1,848   2             19.7%          56.1%
Ameren Corp.                                        1,789   3             19.1%          75.2%
Peoples Energy Corp.                                  963   4             10.3%          85.4%
Illinova Corp.                                        953   5             10.2%          95.6%

Cilcorp, Inc.                                         395   6              4.2%          99.8%

Illinois Gas Co.                                       10   7              0.1%          99.9%
Mount Carmel Public Utility Co.                         9   8              0.1%         100.0%
Electric Energy, Inc.                                   0   9              0.0%         100.0%

Total                                               9,388